UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

METALLINE MINING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN PREVIOUS YEAR — 2006
AGGREGATED OPTION/SAR EXERCISED IN LAST FINANCIAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES.
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF SHAREHOLDERS RIGHTS AGREEMENT
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
SHAREHOLDER PROPOSALS
PROXY

METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
August 20, 2007
To Our Shareholders:
You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Metalline (the “Company”) to be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado 80111 on Friday, September 21, 2007 at 10:00 a.m. local time.
The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Shareholders also are entitled to vote on any other matters which properly come before the Meeting.
Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.
WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely, Merlin Bingham, President

METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 21, 2007
August 20, 2007
To the Shareholders of Metalline Mining Company:
The Annual Meeting of Shareholders (the “Meeting”) of Metalline Mining Company, a Nevada corporation (the “Company”) will be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado, 80111 on Friday, September 21, 2007 at 10:00 a.m. local time, for the purpose of considering and voting upon proposals to:
1.	Elect four directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.
2.	Approve the Shareholders’ Rights Agreement previously adopted by the Board on June 11, 2007.
3.	Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.
The Board of Directors is not aware of any other business to come before the Meeting. Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on Thursday, August 2, 2007 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.
You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.
EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS, Merlin Bingham, President

METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 21, 2007
August 20, 2007
To Our Shareholders:
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Metalline Mining Company (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado, 80111 on Friday, September 21, 2007, at 10:00 a.m. local time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being mailed to shareholders beginning on or about August 20, 2007.
GENERAL INFORMATION
Solicitation
The enclosed proxy is being solicited by the Company’s Board of Directors. The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.
Voting Rights and Votes Required
Holders of shares of Metalline Mining Company common stock (the “Common Stock”), at the close of business on Thursday, August 2, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. On the Record Date, 38,623,103 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share.

The presence, in person or by proxy, of holders of one-third of the shares outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.
As to the election of directors under Proposal One, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.
With respect to Proposal Two, the affirmative vote of a majority of the votes cast in person or by proxy is required to approve the proposal. A shareholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal. Proposal Two shall be determined without regard to broker non-votes or proxies marked “ABSTAIN” as to each matter.
The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Nevada corporation have the right to dissent under the Nevada General Corporation Law.
Shares of Common Stock represented by all properly executed proxies received at the Company’s transfer agent by Tuesday September 18, 2007 will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the slate of directors described herein; and “FOR” Proposal Two as described herein. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.
The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The number of shares outstanding of the Company’s common stock at Thursday August 2, 2007, was 38,623,103. The following table sets forth the beneficial ownership of the Company’s Common Stock as of August 2, 2007 by each person (other than the Directors and Executive Officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Stock. To the knowledge of the Directors and Executive Officers of the Company, as of August 2 2007, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Common Stock

Duncan Hsia 3909 Harvest Knoll Drive Richardson, TX 75082	2,647,328	(1)	6.9%

John C. Barrett 2436 N. Fed. Hwy #366 Lighthouse Point, FL 33064	3,376,800	(2)	8.8%

Steven Carlitz 1411 Aster Lane Cupertino, CA 95014	2,520,931	(3)	6.7%

(1)
Includes: (i) warrants to acquire 832,950 shares of common stock held by Duncan Hsia Roth IRA and Duncan Hsia Revocable Living Trust; (ii) warrants to acquire 480,000 shares of common stock held by Mr. Hsia’s spouse; (ii) warrants to acquire 143,250 shares of common stock held by Mr. Hsia’s children.

(2)	Includes warrants to acquire 1,465,000 shares of common stock held by John C. Barrett and John C Barrett Revocable Trust.

(3)	Includes warrants to acquire 967,000 shares of common stock.

Security Ownership of Management
The following table sets forth the beneficial ownership of the Company’s Common Stock as of August 2, 2007 by each Director and each Named Executive Officer of the Company, by all Directors and Executive Officers as a group.

Name and Address of		Amount and Nature of		Percent of
Beneficial Owner	Position	Beneficial Ownership		Common Stock

Merlin D. Bingham 1330 E. Margaret Avenue Coeur d’Alene, ID 83815	President and Director	2,345,639	(1)	5.9%

Roger Kolvoord 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Vice President-Business and Director	1,110,406	(2)	2.8%

Wesley Pomeroy 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Director	568,000	(3)	1.4%

Robert Kramer 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Director	556,250	(4)	1.4%

Robert Devers 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Chief Financial Officer	—	(5)	*

Terry Brown 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Vice President-Operations	312,500	(6)	*

All current directors and executive officers as a group (six persons)		4,892,795	(7)	11.8%

*	Indicates less than one percent.

(1)	Includes: (i) vested options to acquire 1,000,000 shares of common stock; and (ii) warrants to acquire 50,000 shares of common stock.

(2)	Includes vested options to acquire 750,000 shares of common stock.

(3)
Includes: (i) vested options to acquire 250,000 shares of common stock; (ii) warrants to acquire 150,000 shares of common stock; and (iii) 9,000 shares of common stock that accrued on July 31, 2007, but the stock certificates are not yet issued.

(4)
Includes: (i) vested options to acquire 500,000 shares of common stock; (ii) warrants to acquire 17,250 shares of common stock; and (iii) 9,000 shares of common stock that accrued on July 31, 2007, but the stock certificates are not yet issued.

(5)
Excludes unvested options to acquire: (i) 50,000 shares of common stock on October 31, 2007; (ii) 100,000 shares of common stock on October 31, 2008; and (iii) 100,000 shares of common stock on October 31, 2009.

(6)	Includes vested options to acquire 260,000 shares of common stock.

(7)	Includes securities as reflected in footnotes 1 to 6.

Change in Control
None.
MANAGEMENT
Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company. None of the executive officers or directors has been involved in any legal proceedings during the past five years.
The following table sets forth the names and ages of all executive officers and directors and the positions and offices that each person holds with the Company as of August 2, 2007:

Name	Age	Position

Merlin Bingham	73	President, Director and Chairman of the Board

Roger Kolvoord	67	Vice President — Business and Director

Robert Devers	44	Chief Financial Officer

Terry Brown	47	Vice President-Operations

Robert Kramer*	61	Director

Wesley Pomeroy*	53	Director

*	Messrs. Kramer and Pomeroy are each “independent” as that term is defined in Section 121A of the American Stock Exchange listing standards and in Item 407(a) of Regulation S-B.
Merlin Bingham has been the President and Chairman of the Board of Directors of the Company since October 1996. From 1963 to 1983 Mr. Bingham worked in exploration for mining and oil companies in the western U.S. and Alaska, Zambia, the United Arab Emirates, Ecuador and Mexico. From 1983 to 1996, Mr. Bingham has been a consulting geologist. Mr. Bingham received a B.S. degree in Mineralogy from the University of Utah in 1963

Dr. Roger Kolvoord has been a director of the Company since August 2002 and was appointed Vice President, Business in April 2003. Dr. Kolvoord has a B.S. degree in geology from the University of Michigan, a M.S. in Mineralogy form the University of Utah, and a Ph.D. in geochemistry from the University of Texas at Austin. He worked in exploration and exploration research for Kennecott Copper Company, Ranchers Exploration and Development Corporation, and ARCO, and operated a services company providing field services to oil and gas and mining companies. He has extensive mining and energy exploration experience. He was a manager with the Boeing Company for 14 years, working mainly in program management and new business development capacities in information systems and in remote sensing and geospatial information (mapping) ventures. An Associate Technical Fellow of the Boeing Company, he returned to private consulting practice in 2000. Dr. Kolvoord is an active member of the American Association of Petroleum Geologists and the Society of Mining Engineers. He resides in the Puget Sound region of Washington.
Robert Devers was appointed as our Chief Financial Officer in June 2007. Mr. Devers was previously Senior Director — Financial Analysis and Internal Audit of The Broe Companies Inc. since March 2004. From June 2001 to December 2003, Mr. Devers was Vice President Finance of NAREX Inc. and from September 2000 to June 2001, Mr. Devers was Controller. From May 1994 to March 2000, Mr. Devers was Corporate Controller of Wireless Broadcasting Systems of America Inc. He has also served as a corporate officer and financial executive for other privately-held and publicly traded companies. Mr. Devers received his Bachelors degree in Accounting from Western State College in Gunnison, Colorado and is a Certified Public Accountant.
Terry Brown was appointed Vice President-Operations in September 2005. Mr. Brown has 22 years experience in the mining industry in the United States, Mexico and Chile and has most recently been active as a consulting geologist in Mexico. His background is in exploration and project management, mine development and feasibility studies, and mining operations. Mr. Brown is a Certified Professional Geologist and is a member of the American Institute of Professional Geologists and the Society of Economic Geologists. He received a Bachelor of Science degree in geology from the New Mexico Institute of Mining & Technology in 1983. Mr. Brown resides in Chihuahua, Mexico.
Robert Kramer was elected to the Board of Directors in July 2006. Mr. Kramer is the co-founder and Chief Executive Officer of Current Technology Corporation (OTCBB:CRTCF). The company was formed in 1987 to research, develop and commercialize electrotherapeutic products for the treatment of hair loss. An entrepreneur by nature, with a particular interest in the financial sector, he has been a founder/principal of a number of private companies offering commercial mortgages, venture capital and tax driven investments. Prior to co-founding Current Technology, he was a joint venture partner in an enterprise that raised funding for approximately 20 public mining companies conducting exploration activities in Western Canada. A graduate of the University of California, Berkeley with a degree in economics, Mr. Kramer has been a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of British Columbia for over 30 years. Mr. Kramer is a Registered Certified Public Accountant in the State of Illinois. In 2005 he was admitted as a Fellow to The Institute of Chartered Securities and Administrators.

Wesley Pomeroy was appointed to the Board of Directors in September 2005. Mr. Pomeroy is currently President of The Joe Dandy Mining Company, which has had gold properties in Cripple Creek, Colorado since 1887. He is a member of the Front Range Oil and Gas LLC and the POMOCO LLC (Pomeroy Oil Company). He is also currently a consulting geologist with Vortex Petroleum Inc. and has been associated since 1977 with various exploration and oil and gas companies. Also since 1977 Mr. Pomeroy has been a member in good standing of the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists. Mr. Pomeroy received a Bachelor of Science degree in geology from Colorado State University in 1977 and an MBA from the University of Colorado in 1990. Mr. Pomeroy is a registered Professional Geologist for the State of Wyoming. He resides in the Denver, Colorado area.
Transactions with Related Persons
As of the Company’s last fiscal year, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction, or in any proposed transaction, which has materially affected or will affect the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Officers and Directors and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”). Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company’s year ended October 31, 2006, and as of August 2, 2007 there were no directors, officers or more than 10% stockholders of the Company who failed to timely file a Form 3, 4 or 5, other than Merlin Bingham (as to one transaction on one Form 4), Roger Kolvoord (as to one transaction on one Form 4), Terry Brown (as to one transaction on one Form 4), Robert Kramer (as to one transaction on one Form 4) and Wesley Pomeroy (as to thirteen transactions on two Forms 4).
Independence of the Board of Directors
Our Board of Directors currently includes the following two independent directors: Robert Kramer and Wesley Pomeroy. Messrs. Kramer and Pomeroy are currently nominees for directors. The Company defines “independent” as that term is defined in Section 121A of the American Stock Exchange listing standards and in Item 407(a) of Regulation S-B. Messrs. Kramer and Pomeroy qualify as independent and none has any material relationship with the Company that might interfere with his exercise of independent judgment.

Meetings of the Board and Committees
Board of Directors
The Company’s Board of Directors held thirteen meetings during the Company’s year ended October 31, 2006, and ten additional meetings through August 2, 2007. Such meetings consisted of unanimous consent Directors’ minutes signed by all Directors and actual meetings at which all of the Directors were present in person or by telephone. The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend shareholder meetings.
Audit Committee
The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The following persons serve on our audit committee: Wesley Pomeroy and Robert Kramer. Mr. Pomeroy and Mr. Kramer are each “independent” as that term is defined in Section 121A of the American Stock Exchange listing standards and in Item 407(a) of Regulation S-B. Mr. Kramer is the financial expert for the audit committee. See “Management” for information about Mr. Kramer’s relevant experience.
The Audit Committee was formed on May 1, 2006 and therefore held only one meeting by unanimous written consent during the year ended October 31, 2006. However, the Audit Committee has held three formal meetings during the current fiscal year. All of the members attended the meeting in person or by telephone. The Board of Directors has adopted a written charter for the Audit Committee. The audit committee charter is available on our website at www.metalin.com.
The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the audit committee:
REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of Metalline Mining Company
Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended October 31, 2006, we have:
•	reviewed and discussed the audited financial statements with management and the independent accountants;
•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant’s independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended October 31, 2006 be included in the Company’s Annual Report on Form 10-KSB for the Year Ended October 31, 2006 which is being provided contemporaneously with this Proxy Statement.
Respectfully submitted,
The Audit Committee of Metalline Mining Company
Robert Kramer, Chair
Wesley Pomeroy, Member
Compensation Committee
The Company’s Compensation Committee consists of: Wesley Pomeroy (who serves as Chair of the Committee) and Robert Kramer. The Compensation Committee was formed on May 1, 2006 and therefore held no meetings during the year ended October 31, 2006. However, the Compensation Committee has held two meetings by written consent during the current fiscal year.
Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives. This includes the responsibility: (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate. The Committee may also invite the Senior Executives and other members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that: the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer. The chief executive officer may, however, be present for the deliberation of or the voting on compensation for any other officer.
The Compensation Committee also has the authority and responsibility: (1) to review the fees paid to independent directors for service on the board of directors and its committees, and make recommendations to the board with respect thereto; and (2) to review Metalline’s incentive compensation and other stock-based plans and recommend changes in such plans to the board as needed.

Our Compensation Committee’s charter was adopted by the Board of Directors on May 1, 2006 and amended on December 5, 2006. The charter is available on our web site at www.metalin.com.
Nominating Committee
The Company’s Nominating Committee consists of: Wesley Pomeroy (who serves as Chair of the Committee) and Robert Kramer. Duties of the Nominating Committee include oversight of the process by which individuals may be nominated to our Board of Directors. Our Nominating Committee’s charter was adopted by the Board of Directors on May 1, 2006 and amended on July 7, 2006, and is available on our web site at www.metalin.com.
The functions performed by the Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other Nominees to the board, in collectively serving the long-term interests of the shareholders.
The Nominating Committee considers nominees proposed by our shareholders. To recommend a prospective nominee for the Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to Metalline Mining Company, c/o Burns, Figa and Will, P.C., 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111.
A shareholder nomination submitted to the Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading “Proposal From Shareholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:
(i).	The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii).
The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii).
The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information.

(iv).	Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K.

(v).
Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K).

(vi).	Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K.

(vii).	Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K.

(viii).
The signed consent of the proposed nominee in which he or she: (a) consents to being nominated as a director of the Company if selected by the nominating committee; (b) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; (c) states whether the proposed nominee is “independent” as defined by Section 121A of the American Stock Exchange Company Guide; and (d) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii), above.

Although the information may be submitted by fax, e-mail, mail, or courier, the nominating committee must receive the proposed nominee’s signed consent, in original form, within ten days of making the nomination.
When the information required above has been received, the Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.
The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director. The Nominating Committee will:
(1)
Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company.

(2)
Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership.

(3)
Receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Nominating Committee and applicable laws.

The Nominating Committee was formed on May 1, 2006 and held one meeting by unanimous written consent during the year ended October 31, 2006, and has taken action by unanimous consent once during the current fiscal year. On July 31, 2007, by unanimous consent the Nominating Committee nominated Merlin Bingham, Roger Kolvoord, Robert Kramer and Wesley Pomeroy then serving on our board of directors to stand for reelection. The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.
Shareholder Communication with the Board of Directors
The Company values the views of its shareholders (current and future shareholders, employees and others). Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors or to its Non-Management Directors. Any shareholder who wishes to communicate with the Board of Directors or the Non-Management Directors may write to:
Robert Kramer
Chair, Audit Committee
c/o Metalline Mining Company
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
email address: rkramer@current-technology.com
The chair of the Audit Committee is the Board Communications Designee. He will review all communications and report on the communications to the chair of the Nominating Committee, the full Board or the Non-Management Directors as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.
EXECUTIVE COMPENSATION
Compensation and other Benefits of Executive Officers
The following table sets out the compensation received for the fiscal years October 31, 2006, 2005 and 2004 in respect to each of the individuals who were the Company’s chief executive officer at any time during the last fiscal year and the Company’s most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”) See “Certain Relationships and Related Transactions”.

SUMMARY COMPENSATION TABLE

FISCAL YEAR COMPENSATION					LONG TERM COMPENSATION
					Awards		Payouts
					Securities	Restricted
Name and				Other	Underlying	Shares	LTIP	All other
Principal		Salary	Bonus	Annual	Option/SARs	or Restricted	Payouts	Compensation
Position	Year	($)	($)	Compensation(4)	Granted	Share Units	($)	($)

Merlin Bingham,	2006	$206,000	$0	$0	1,000,000	0	0	0
President	2005	$201,563	$0	$0	0	0	0	0
	2004	$101,563	$0	$60,938(1)	0	0	0	0

Roger Kolvoord,	2006	$187,000	$0	$0	750,000	0	0	0
Executive Vice	2005	$81,250	$0	$0	0	0	0	0
President	2004	$118,750	$0	$74,479(1)	0	0	0	0

Terry Brown,	2006	$125,000	$0	$0	250,000	0	0	0
Vice President,	2005	$56,160	$0	$0	0	0	0	0
Operations	2004	0	$0	$0	0	0	0	0

(1)	Represents the value of the shares of the Company’s Common Stock issued as compensation for services rendered, based on the fair market value of such shares on the date of issuance.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Merlin Bingham
Effective January 1, 2007, Merlin Bingham entered into an Executive Employment Agreement with the Company, pursuant to which he will receive a base annual salary of $206,000. The executive is entitled to participate in all the Company’s employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted by the Board of Directors.
According to the severance terms of the Executive Employment Agreement, upon termination of employment by the Company without cause, the executive will receive a severance payment equal to twelve months salary. Upon a change in control (which is defined in the agreement), the executive will receive a severance payment equal to twelve months salary following the expiration of his Executive Employment Agreement. The agreement may also be terminated at any time by the executive, with 30 days’ notice, in which case the executive is only entitled to payments of salary and benefits through the date of termination.
Roger Kolvoord
Effective January 1, 2007, Roger Kolvoord entered into an Executive Employment Agreement with the Company pursuant to which he will receive a base annual salary (referred to as the Base Fee in his agreement) of $187,000. The executive is entitled to participate in all the Company’s employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted by the Board of Directors. The terms regarding severance and change of control are substantially identical to those described for Mr. Bingham’s above.

Terry Brown
Effective January 1, 2007, Terry Brown entered into an Executive Employment Agreement with the Company pursuant to which he will receive a base annual salary (referred to as the Base Fee in his agreement) of $125,000. The executive is entitled to participate in all the Company’s employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted by the Board of Directors. The terms regarding severance and change of control are substantially identical to those described for Mr. Bingham’s above.
Robert Devers
Effective June 18, 2007, Robert Devers was appointed Chief Financial Officer of the Company. Mr. Devers was granted options to purchase 250,000 shares of the Company’s common stock exercisable at $4.30 per share for a five year period and subject to vesting over 2-1/2 years. The Board of Directors also approved a base salary of $12,500 per month for the first three months of Mr. Devers’s employment based on a full time commitment, and $8,500 per month thereafter based on a part time commitment. The Company has an option to retain Mr. Devers on a full-time basis after the first three months, and if the option is exercised, Mr. Devers will continue to receive a base salary of $12,500 per month.
There are no other arrangements or understandings between any executive officer and any director or other person pursuant to which any person was selected as a director or an executive officer.
Option/Stock Appreciation Rights (“SAR”) Grants during the most recently completed Fiscal Year
The following table sets out the stock options and stock warrants granted as bonuses, which were granted by the Company during 2006 to the Named Executive Officers.
OPTION/SAR GRANTS IN PREVIOUS YEAR — 2006
INDIVIDUAL GRANTS

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees in	Exercise or
Name	Granted (#)	Fiscal Year	Base Price ($)	Expiration Date

Merlin Bingham	1,000,000	50%	$2.59	May 1, 2016

Roger Kolvoord	750,000	37.5%	$2.59	May 1, 2016

Terry Brown	250,000	12.5%	$2.59	May 1, 2016

Aggregated Option/SAR Exercised in Last Financial Year and Fiscal Year-End Option/SAR Values
The following table sets out all option/SARs and warrants granted as bonuses which were exercised by the Named Executive Officers during the most recently completed fiscal year and the values of options/SARs and warrants for such persons as of the end of the most recently completed fiscal year.
AGGREGATED OPTION/SAR EXERCISED IN LAST FINANCIAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES.

Number of
Securities
			Underlying	Value of
			Unexercised	Unexercised
			Options/SARs at	Options/SARs at
	Shares		FY-End (#)	FY-End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable

Merlin Bingham	Nil	Nil	Nil	Nil

Roger Kolvoord	Nil	Nil	Nil	Nil

Terry Brown	Nil	Nil	Nil	Nil
Compensation of Directors
Prior to October 24, 2006, the Company did not have any standard arrangements pursuant to which the Company’s directors are compensated for services as directors. The following director compensation was adopted effective October 24, 2006.
The independent directors of the Company are compensated $7,500 per fiscal quarter, plus 9,000 shares of the Company’s Common Stock per fiscal quarter for their services. In addition, they have been and may be compensated with discretionary stock option grants. No pension or retirement benefit plan has been instituted by the Company and none is proposed at this time. There is no arrangement for compensation with respect to termination of the directors in the event of change of control of the Company.
The Company does not have any standard arrangements pursuant to which the Company’s non-independent directors are compensated for services as directors.
Other Arrangements
During the fiscal year end October 31, 2006, the Company compensated the following directors, who are not Named Executive Officers, for their services as directors as follows:

To Wesley Pomeroy, (i) options to purchase 250,000 shares of Common Stock at an exercise price of $2.59 per share, expiring on May 1, 2016; (ii) $35,000 cash; and (iii) 42,000 shares of Common Stock, which were issued subsequent to fiscal year-end. To Robert Kramer, (i) options to purchase 500,000 shares of Common Stock at an exercise price of $2.59 per share, expiring on May 1, 2016; (ii) $10,000 cash; and (iii) 12,000 shares of Common Stock, which were issued subsequent to fiscal year end.
Repricing of Options
None.
INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee selected the independent accounting firm of Williams & Webster, P.S. with respect to the audit of our financial statements for the year ended October 31, 2006. A representative of Williams & Webster is not expected to be present at the Annual Meeting.
Audit Fees. Our principal accountant, Williams & Webster, P.S., billed us aggregate fees in the amount of approximately $44,585 for the fiscal year ended October 31, 2006 and approximately $21,647 for the fiscal year ended October 31, 2005. These amounts were billed for professional services that Williams & Webster, P.S. provided for the audit of our annual financial statements and the review of the financial statements included in our report on 10-KSB.
Audit-Related Fees. There were no fees billed by Williams & Webster, P.S. for audit-related services rendered during fiscal years ended October 31, 2006 and 2005.
Tax Fees. There were no fees billed by Williams & Webster, P.S. for tax services rendered during fiscal years ended October 31, 2006 and 2005.
All Other Fees. There were no other services provided by Williams & Webster, P.S. during fiscal years ended October 31, 2006 and 2005.
Audit Committee’s Pre-Approval Practice
Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the audit committee of the Board of Directors, or unless the services meet certain de minimis standards. The audit committee’s charter (adopted May 1, 2006 and amended December 5, 2006) provides that the audit committee must:
•
Pre-approve all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002).

•
Pre-approve all non-audit services (other than certain de minimis services described in §10A(i)(1)(B) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of our subsidiaries.

The audit committee considers at each of its meetings whether to approve any audit services or non-audit services. In some cases, management may present the request; in other cases, the auditors may present the request. The audit committee did not pre-approve any of the audit related fees for the fiscal year ended October 31, 2006, because the Audit Committee was not formed until May 1, 2006. The Audit Committee approved the audit related fees after they were incurred.
PROPOSAL ONE
ELECTION OF DIRECTORS
The Board of Directors is nominating the four current Directors for reelection to serve for a one year term or until their successors are elected and qualified.
Nominees for Election of Directors
The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the four nominees for Director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Merlin Bingham, Roger Kolvoord, Wesley Pomeroy, and Robert Kramer will each hold office a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.
The Board of Directors recommends a vote “FOR” the election of Messrs. Bingham, Kolvoord, Pomeroy and Kramer. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees. Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.
PROPOSAL TWO
APPROVAL OF SHAREHOLDERS RIGHTS AGREEMENT
On June 11, 2007, subject to obtaining shareholder approval, the Company’s Board of Directors adopted a Rights Agreement and declared a dividend distribution of one right (“Right”) for each outstanding share of Common Stock payable to shareholders of record on June 22, 2007. The Board of Directors recommends that shareholders vote “FOR” the approval of the Rights Agreement.
The Rights Agreement is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Company without offering fair value to all shareholders and to deter other abusive takeover tactics which are not in the best interests of the shareholders.

Terms of the Rights Agreement
Shareholders of record on June 22, 2007 are entitled to a dividend distribution of one Right for each share of Common Stock held by such shareholders on such date. Each Right, when exercisable, entitles the registered holder to purchase from the Company shares of Common Stock at a discount. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) dated as of June 11, 2007, between the Company and OTC Stock Transfer, as Rights Agent (the “Rights Agent”).
Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as the Board of Directors of the Company may determine) following the commencement of, or the first public announcement of the intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).
Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, and (ii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
The Rights are not exercisable until the Distribution Date and will expire at the close of business on (i) June 11, 2008 if the Company’s shareholders do not approve the Agreement before that date; or, if the Agreement is approved, (ii) on June 11, 2017, unless such date is extended, the Rights Agreement is terminated, or the Rights are earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.
As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors of the Company, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.
In the event that a Person becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock, except pursuant to an offer for all outstanding shares of Common Stock which the Directors determine to be fair to and otherwise in the best interests of the Company and its stockholders (a “Qualifying Offer”), each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to $20 per Right (the “Purchase Price”), subject to adjustment, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at a Purchase Price of $20 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $40 worth of Common Stock (or other consideration, as noted above) for $20. Assuming that the Common Stock had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $20.
In the event that at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a merger that follows a Qualifying Offer), or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $40 for the $20 Purchase Price). At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or, in certain circumstances, other equity securities of the Company that are deemed by the Board of Directors of the Company to have the same value as shares of Common Stock) per Right (subject to adjustment).
The Purchase Price payable, and the number of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under certain circumstances.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.
In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on June 11, 2007 and ending on the tenth business day following the Stock Acquisition Date (the “Redemption Period”) at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors of the Company) (the “Redemption Price”). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Board of Directors. After the Redemption Period has expired, the Company’s right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.
Except with respect to the Redemption Price of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.
Anti-Takeover Effect
The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired, or in a manner or on terms not approved by the Board of Directors of the Company. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors of the Company, nor should the Rights interfere with any merger or other business combination approved by the Board of Directors of the Company.
The foregoing description of the Rights and the Rights Agreement between the Company and the Rights Agent does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.
Vote Required and Recommendation of Board
Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. The Board of Directors recommends that shareholders vote “FOR” this proposal.

ANNUAL REPORT TO SHAREHOLDERS
Included with this Proxy Statement is the Company’s 2006 Annual Report on Form 10-KSB for the year ended October 31, 2006 and the Company’s Form 10-QSB for the quarter ended April 30, 2007.
OTHER MATTERS
Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
Only one proxy statement and annual report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to shareholders at a shared address to which a single copy was delivered. Shareholders desiring to receive a separate copy in the future may contact us by mail at 1330 E. Margaret Avenue Coeur d’Alene, Idaho 83815 or by telephone (208) 665-2002.
Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us by mail at 1330 E. Margaret Avenue Coeur d’Alene, Idaho 83815 or by telephone (208) 665-2002 to request that a single copy be delivered.
SHAREHOLDER PROPOSALS
Metalline Mining Company expects to hold its next annual meeting of shareholders in September 2008. Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Metalline Mining Company, Attention: Corporate Secretary, 1330 E. Margaret Avenue Coeur d’Alene, Idaho 83815 and we must receive the proposals by April 21, 2008. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After April 21, 2008, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.
BY ORDER OF THE BOARD OF DIRECTORS:
METALLINE MINING COMPANY
Merlin Bingham, President

PROXY
METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
(208) 665-2002
ANNUAL MEETING OF SHAREHOLDERS — SEPTEMBER 21, 2007
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Metalline Mining Company hereby constitutes and appoints Merlin Bingham and Robert Devers, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the offices of our corporate counsel, Burns, Figa & Will, P.C., 6400 South Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111 on Friday September 21, 2007, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, upon the following:
Proposal One: To elect the following four persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:

Merlin Bingham	For ☐	Withhold Authority to vote ☐
Roger Kolvoord	For ☐	Withhold Authority to vote ☐
Wesley Pomeroy	For ☐	Withhold Authority to vote ☐
Robert Kramer	For ☐	Withhold Authority to vote ☐
Proposal Two: Approval of the Company’s Shareholders Rights Agreement.

For ☐	Against ☐	Abstain ☐
In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. A corporation must sign in its name by the President or other authorized officer. All co-owners and each joint owner must sign.
Date:

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Street Address

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Please check if you intend to be present at the meeting: ☐